EXHIBIT 99.1

Golden Matrix Posts Q2 Results; Operational Momentum Outpaces Top-Line Growth

LAS VEGAS, NV, August 6, 2025 – Golden Matrix Group Inc. (NASDAQ: GMGI) (“Golden Matrix” or the “Company”), a developer, licensor, and global operator of online gaming platforms, today announced financial and operational results for the second quarter ended June 30, 2025. The quarter saw an acceleration in operating metrics which continue to outperform. Product enhancements drove a 30% increase in wager volume at Meridianbet and new registrations climbed 124%.

Brian Goodman, CEO of Golden Matrix, commented, “Our Second quarter was a challenging Quarter. Due to customer-friendly sports outcomes within our European business, our second quarter revenue grew 10% year-over-year. Adjusting for this, we remain on track for our full-year revenue guidance and are confident in the strength of our business and the opportunities ahead.”

Financial and Strategic Highlights

•	Total revenue for the second quarter of 2025 was $43.2 million, representing a 9.6% growth over last year. Foreign exchange was a benefit of 4.5%.
•	Gross profit reached $24.4 million in the second quarter of 2025, reflecting a gross margin of approximately 56%. This is a 135-basis point improvement over the prior year.
•	The Company had a net loss of $3.6M or a 3-cent loss per share. This was a decline of $3.6 million, or 3-cents a share, from the same period last year. Our operating costs grew by $2.4 million more than the incremental gross profit generated. This coupled with $1.5 million in interest expense from our debt prepayment gave rise to the loss.
•	Adjusted EBITDA[1] declined by $2 million, or 37%, to $3.4 million, as increased gross profit was offset by the increase in operating spend to expand our business geographically, improve our market share, and advance our gaming technology in support of full-year growth initiatives.
•	The Company’s Raffle ticket businesses have shown resilience, strong engagement and exceptional performance. Mr. Goodman CEO of Golden Matrix stated: “We have recently built and deployed new state-of-the-art systems to support our raffle ticket businesses. This new technology is already showing excellent results. Our largest raffle ticket business, RKings Competitions, delivered several standout milestones this quarter, beating the all-time daily revenue record by 12%. More recently, on 1st August, Rkings beat that daily record by an additional 40%, with more than 30,000 orders in a single day.”

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Meridianbet’s Core Value Drivers Accelerate

Zoran Milosevic, CEO of Meridianbet, commented, “Meridianbet delivered solid operational performance in Q2, with revenue growing 16% year-over-year to $29.2 million. Online revenue, a key strategic focus, increased 20%, demonstrating strong momentum in our core growth channels.”

•	Brazil: In Brazil, Meridianbet is now fully operational with a license through 2029. Brazil is projected to be a $5.6 billion market this year. The Company’s experience in emerging markets provides a thoughtful playbook to capture share efficiently.

•	Casino: Meridianbet’s casino businesses continue to outperform. GGR surged 29% with turnover reaching $434 million – up 30% year-over-year. The Company also expanded its content library by 2,500 games, resulting in casino turnover per player increasing by 50% quarter-over-quarter. These results continue to validate Meridianbet’s content strategy and player engagement initiatives.

•	User Metrics: Active users expanded 15% year-over-year, and new registrations climbed 124%, driven primarily by Meridianbet’s Brazil launch. First deposits increased 165% quarter-over-quarter and Sports revenue per player grew 28% despite challenging conditions.

•	Expanse Studios: Meridianbet’s proprietary game development arm established 13 partnerships in U.S. social casino segment, crossed the 1,000 B2B partner milestone, secured certifications in Brazil, Peru, Croatia, and Romania, and launched the exciting new title – Gates of Olympia.

Financial Outlook

Golden Matrix expects full-year 2025 revenue to range between $185 million and $188 million, reflecting a growth rate of 22% to 24% over 2024. This reflects the impact of the customer-friendly outcomes experienced in our European business late in the second quarter. We have seen July revenue growth from our European business recover as expected, up both sequentially and over 2024 by roughly 25% in constant currency. This is a return to our expected trends and consistent with our transactional volumes.

Rich Christensen, CFO of Golden Matrix, added, “We remain focused on expanding our presence in regulated markets, enhancing our proprietary technology stack, and driving shareholder value through disciplined capital allocation. We are well-positioned to build on our success, with a strong balance sheet and significant opportunities across both existing and new markets to accelerate.”

1Adjusted EBITDA is a non-GAAP financial measure. See also “Non-GAAP Financial Measures” and “Reconciliation of Net Income to Adjusted Earnings excluding Interest Expense, Interest Income, Tax, Depreciation Expense, Amortization Expense, Stock-based Compensation Expense and Restructuring Costs”, included in the tables at the end of this release.

In terms of GAAP accounting and Meridianbet being the accounting acquirer, the comparisons presented are correctly stated and are reflective of our new structure. Comparisons presented in terms of GAAP are the consolidated Company’s results against Meridianbet Group historical results and not against Golden Matrix Group’s, historical results.

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The full visual presentation and the earnings call can be accessed at 8:00am ET on the Golden Matrix Group IR website at https://goldenmatrix.com/events-presentations/.

For more information, please visit goldenmatrix.com.

About Golden Matrix

Golden Matrix Group, based in Las Vegas NV, is an established B2B and B2C gaming technology company operating across multiple international markets. The B2B division of Golden Matrix develops and licenses proprietary gaming platforms for its extensive list of clients and RKings, its B2C division, operates a high-volume eCommerce site enabling end users to enter paid-for competitions on its proprietary platform in authorized markets. The Company also owns and operates MEXPLAY, a regulated online casino in Mexico.

Meridianbet Group, founded in 2001 and acquired by Golden Matrix in 2024, is a well-established online sports betting and gaming group, licensed and currently operating in 15 jurisdictions across Europe, Africa and South America. Meridianbet Group’s successful business model utilizes proprietary technology and scalable systems, thus allowing it to operate in multiple countries and currencies and with an omni-channel approach to markets, including retail, desktop online and mobile.

The companies’ sophisticated software automatically declines any gaming or redemption requests from within the United States, in strict compliances with current US law.

Non-GAAP Financial Measures

Adjusted EBITDA or AEBITDA, is a “non-GAAP ﬁnancial measures” presented as a supplemental measure of the Company’s performance. Adjusted EBITDA is not presented in accordance with accounting principles generally accepted in the United States, or GAAP. Adjusted EBITDA represents net income before interest expense, interest income, taxes, depreciation and amortization, and also excludes stock-based compensation expense and restructuring costs. Adjusted EBITDA is presented because we believe it provides additional useful information to investors due to the various noncash items during the period. Adjusted EBITDA is not recognized in accordance with GAAP, is unaudited, and has limitations as analytical tools, and you should not consider it in isolation, or as substitute for analysis of the Company’s results as reported under GAAP. Some of these limitations are: Adjusted EBITDA does not reﬂect cash expenditures, or future requirements for capital expenditures, or contractual commitments; Adjusted EBITDA does not reﬂect changes in, or cash requirements for, working capital needs; Adjusted EBITDA does not reﬂect the signiﬁcant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments; although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reﬂect any cash requirements for such replacements; and other companies in this industry may calculate Adjusted EBITDA differently than the Company does, limiting their usefulness as a comparative measure. The Company’s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. For more information on these non-GAAP ﬁnancial measures, please see the section titled “Reconciliation of Net Income to Adjusted Earnings excluding Interest Expense, Interest Income, Depreciation Expense, Amortization Expense, Stock-based Compensation Expense and Restructuring Costs” included at the end of this release.

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FORWARD-LOOKING STATEMENTS

Certain statements made in this press release contain forward-looking information within the meaning of applicable securities laws, including within the meaning of the Private Securities Litigation Reform Act of 1995 (“forward-looking statements”). Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements.

Important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation, the amount, timing, and sources of funding for the Company’s repurchase program, the fact that common share repurchases may not be conducted in the timeframe or in the manner the Company expects, or at all, the ability of the Company to obtain the funding required to pay certain Meridianbet Group acquisition post-closing obligations, the terms of such funding, potential dilution caused thereby and/or covenants agreed to in connection therewith; potential lawsuits regarding the acquisition; the business, economic and political conditions in the markets in which the Company operates; the effect on the Company and its operations of the ongoing Ukraine/Russia conflict and the conflict in Israel, changing interest rates and inflation, and risks of recessions; the need for additional financing, the terms of such financing and the availability of such financing; the ability of the Company and/or its subsidiaries to obtain additional gaming licenses; the ability of the Company to manage growth; the Company’s ability to complete acquisitions and the availability of funding for such acquisitions; disruptions caused by acquisitions; dilution caused by fund raising, the conversion of outstanding preferred stock, convertible securities and/or acquisitions; the Company’s ability to maintain the listing of its common stock on the Nasdaq Capital Market; the Company’s expectations for future growth, revenues, and profitability; the Company’s expectations regarding future plans and timing thereof; the Company’s reliance on its management; the fact that the sellers of the Meridianbet Group hold voting control over the Company; related party relationships; the potential effect of economic downturns, recessions, increases in interest rates and inflation, and market conditions, decreases in discretionary spending and therefore demand for our products and services, and increases in the cost of capital, related thereto, among other affects thereof, on the Company’s operations and prospects; the Company’s ability to protect proprietary information; the ability of the Company to compete in its market; the effect of current and future regulation, the Company’s ability to comply with regulations and potential penalties in the event it fails to comply with such regulations and changes in the enforcement and interpretation of existing laws and regulations and the adoption of new laws and regulations that may unfavorably impact our business; the risks associated with gaming fraud, user cheating and cyber-attacks; risks associated with systems failures and failures of technology and infrastructure on which the Company’s programs rely; foreign exchange and currency risks; the outcome of contingencies, including legal proceedings in the normal course of business; the ability to compete against existing and new competitors; the ability to manage expenses associated with sales and marketing and necessary general and administrative and technology investments; and general consumer sentiment and economic conditions that may affect levels of discretionary customer purchases of the Company’s products, including potential recessions and global economic slowdowns. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this press release are reasonable, we provide no assurance that these plans, intentions or expectations will be achieved.

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Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in the Company’s publicly-filed reports, including, but not limited to, under the “Special Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s periodic and current filings with the SEC, including the Form 10-Qs and Form 10-Ks, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, and future periodic reports on Form 10-K and Form 10 Q. These reports are available at www.sec.gov.

The Company cautions that the foregoing list of important factors is not complete and does not undertake to update any forward-looking statements except as required by applicable law. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results. The forward-looking statements included in this press release are made only as of the date hereof. The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, the Company undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that is not paid for by the Company. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Connect with us:

X -  https://twitter.com/gmgi_official

Instagram - https://www.instagram.com/goldenmatrixgroup/

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Investors:

•	Rich Christensen

•	ir@goldenmatrix.com

Press:

•	Rich Christensen

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Golden Matrix Group, Inc. and Subsidiaries

Consolidated Balance Sheets

	As of	As of
	June 30, 2025	December 31, 2024
	(Unaudited)	(Audited)
ASSETS

Current assets:
Cash and cash equivalents	$22,136,319	$30,125,944
Accounts receivable, net	7,090,854	6,061,281
Accounts receivable – related parties	556,789	666,545
Taxes receivable	717,162	734,630
Inventory	4,761,483	3,937,854
Prepaid expenses	1,190,083	955,456
Other current assets	2,514,355	2,584,771
Total current assets	38,967,045	45,066,481

Non-current assets:
Goodwill & intangible assets, net	129,020,486	127,642,576
Property, plant & equipment, net	29,123,714	27,431,207
Investments	244,465	218,147
Deposits	6,189,912	5,706,319
Operating lease right-of-use assets	6,719,981	7,643,504
Other non-current assets	8,899	9,359
Total non-current assets	171,307,457	168,651,112
Total assets	$210,274,502	$213,717,593

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$16,493,642	$12,912,300
Accounts payable - related parties	440,720	19,655
Current portion of operating lease liability	2,428,729	2,378,896
Current portion of long-term loan – related party	-	501,591
Current portion of long-term loan	11,178,710	16,789,650
Taxes payable	3,644,543	3,774,418
Other current liabilities	1,230,606	1,090,063
Deferred revenues	1,163,760	1,095,463
Contingent liability	685,150	626,450
Current portion of consideration payable – related parties	25,174,300	22,520,460
Current portion of consideration payable	1,125,947	1,841,597
Total current liabilities	63,566,107	63,550,543

Non-current liabilities:
Non-current portion of operating lease liability	4,266,105	5,193,847
Non-current portion of long-term loan	11,327,545	14,364,246
Other non-current liabilities	6,132,222	6,658,377
Non-current portion of consideration payable – related parties	-	15,000,000
Total non-current liabilities	21,725,872	41,216,470
Total liabilities	$85,291,979	$104,767,013

Shareholders’ equity:
Preferred stock: $0.00001 par value; 20,000,000 shares authorized	$-	$-
Preferred stock, Series B: $0.00001 par value, 1,000 shares designated, 1,000 and 1,000 shares issued and outstanding, respectively	-	-
Preferred stock, Series C: $0.00001 par value, 1,000 shares designated, 1,000 and 1,000 shares issued and outstanding, respectively	-	-
Common stock: $0.00001 par value; 300,000,000 shares authorized; 139,117,131 and 129,242,993 shares issued and outstanding, respectively	1,391	1,292
Stock payable	-	5,711,807
Stock payable – related party	392,158	211,162
Subscription receivable	(29,787)	-
Additional paid-in capital	70,395,979	50,313,125
Treasury stock, at cost (59,796 shares)	(121,430)	(121,430)
Accumulated other comprehensive income (loss)	(2,520,276)	(8,089,854)
Accumulated earnings	53,161,057	57,046,892
Total shareholders’ equity of GMGI	121,279,092	105,072,994
Noncontrolling interests	3,703,431	3,877,586
Total equity	124,982,523	108,950,580
Total liabilities and equity	$210,274,502	$213,717,593

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Golden Matrix Group, Inc and Subsidiaries

Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024

Revenues	$43,245,368	$39,415,242	$85,968,421	$64,265,829
Cost of goods sold	(18,868,349)	(17,729,700)	(37,395,441)	(24,888,357)
Gross profit	24,377,019	21,685,542	48,572,980	39,377,472

Operating expenses
Selling, general and administrative expenses	26,681,869	21,560,430	50,983,847	35,558,239
Income (loss) from operations	(2,304,850)	125,112	(2,410,867)	3,819,233

Other income (expense):
Interest expense	(1,481,669)	(32,484)	(2,953,029)	(36,855)
Interest earned	16,884	69,666	60,820	104,548
Foreign exchange loss/gain	(63,455)	(131,458)	370,213	(118,521)
Other income	591,576	509,759	1,097,079	1,002,909
Total other income (expense)	(936,664)	415,483	(1,424,917)	952,081
Net income (loss) before tax	(3,241,514)	540,595	(3,835,784)	4,771,314
Provision for income taxes	490,377	524,969	154,324	806,666
Net income (loss)	$(3,731,891)	$15,626	$(3,990,108)	$3,964,648
Less: Net income (loss) attributable to noncontrolling interest	(147,546)	(49,299)	(174,155)	(91,011)
Net income (loss) attributable to GMGI	$(3,584,345)	$64,925	$(3,815,953)	$4,055,659

Weighted average ordinary shares outstanding:
Basic	137,968,429	120,582,719	134,865,879	102,028,954
Diluted	137,968,429	128,455,184	134,865,879	105,965,187
Net income (loss) per ordinary share attributable to GMGI:
Basic	$(0.03)	$0.00	$(0.03)	$0.04
Diluted	$(0.03)	$0.00	$(0.03)	$0.04

Net income (loss)	$(3,731,891)	$15,626	$(3,990,108)	$3,964,648
Foreign currency translation adjustments	4,198,530	(301,263)	5,569,578	(2,105,943)
Comprehensive income (loss)	466,639	(285,637)	1,579,470	1,858,705
Less: Net income (loss) attributable to noncontrolling interest	(147,546)	(49,299)	(174,155)	(91,011)
Comprehensive income (loss) attributable to GMGI	$614,185	$(236,338)	$1,753,625	$1,949,716

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Reconciliation of U.S. GAAP Net Income (Loss) to EBITDA and Adjusted EBITDA (Unaudited)

	Three Months Period Ended		Six Months Period Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Net income (loss)	$(3,731,891)	$15,626	$(3,990,108)	$3,964,648
+ Interest expense	1,481,669	32,484	2,953,029	36,855
- Interest income	(16,884)	(69,666)	(60,820)	(104,548)
+ Taxes	490,377	524,969	154,324	806,666
+ Depreciation	1,344,024	826,664	2,780,271	2,028,263
+ Amortization	2,465,380	1,913,047	4,618,020	2,355,366
EBITDA	$2,032,675	$3,243,124	$6,454,716	$9,087,250
+ Stock-based compensation	1,416,314	1,638,052	2,456,639	1,638,052
+ Restructuring costs	-	546,986	149,934	593,349
Adjusted EBITDA	$3,448,989	$5,428,162	$9,061,289	$11,318,651

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